                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY

                             SUBSCRIPTION AGREEMENT

          SUBSCRIPTION AGREEMENT, dated as of December 23, 2004 (this
"Agreement"), between the individual identified on the signature page hereto
(the "Management Investor") and CSA ACQUISITION CORP., a Delaware corporation
(the "Company").

          WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 16, 2004, as amended as of December 3, 2004 (the "Purchase
Agreement"), by and among Cooper Tire & Rubber Company, a Delaware corporation
("Cooper"), Cooper Tyre & Rubber Company UK Limited, a company organized under the laws of England and Wales (together with Cooper, the "Sellers") and the
Company, the Company will purchase equity interests held by the Sellers in the
Sold Companies (as defined in the Purchase Agreement) (the "Transaction"); and

          WHEREAS, on the terms and subject to the conditions set forth below, the Management Investor desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to the Management Investor, shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company as set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. Capitalized terms used and not defined herein shall have the meaning assigned to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such
     Person. The term "control" means, with respect to any Person, the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Bonus Payments" means, to the extent applicable to the Management
     Investor, payments made by Cooper pursuant to the (i) Cooper Tire & Rubber
     Company Return On Assets Managed Bonus Program, (ii) Letter agreement regarding stay bonus, dated as of March 10, 2004, from Cooper-Standard
     Automotive Inc. to the Management Investor and (iii) Cooper Tire & Rubber
     Company Automotive Group Sale Incentive Plan and accompanying letter agreement, dated as of May 13, 2004, to the Management Investor.

          "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required by law to remain closed.

                                                                               2

          "Closing" has the meaning set forth in Section 3 below.

          "Closing Date" has the meaning set forth in Section 3 below.

          "Common Stock" has the meaning set forth in the preamble hereto.

          "Company" has the meaning set forth in the preamble hereto.

          "Cooper" has the meaning assigned to such term in the preamble hereto.

          "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, of any country or subdivision thereof, whether international, supranational, national, federal, state or local, or any agency or instrumentality thereof, or any court or regulatory (including a stock exchange or other self-regulatory body) authority or agency.

          "Management Investor" has the meaning set forth in the preamble hereto.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

          "Purchase Agreement" has the meaning set forth in the preamble hereto.

          "Purchase Price" has the meaning set forth in Section 2 below.

          "Registration Rights Agreement" means the Registration Rights
     Agreement, substantially in the form of Exhibit B hereto.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Sellers" has the meaning assigned to such term in the preamble hereto.

          "Stockholders Agreement" means the Stockholders Agreement, substantially in the form of Exhibit A hereto.

          "Transaction" has the meaning set forth in the preamble hereto.

          2. Subscription for and Purchase of the Common Stock. Pursuant to the
terms and subject to the conditions set forth in this Agreement, the Management
Investor hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Management Investor, on each Closing Date such number of shares of Common Stock ("Shares") having an aggregate purchase price equal to the applicable Bonus Payment received by the Management Investor (the
"Purchase Price") to which the Closing on such Closing Date relates, subject to the last sentence of this Section 2. For purposes of this Agreement, the price per share of Common Stock shall be $100, subject to adjustment in respect thereof for any stock

                                                                               3

dividends, combinations, splits or the like subsequent to the date hereof and prior to the applicable Closing. The maximum aggregate number of Shares (subject to adjustment contemplated by the previous sentence) to be issued to the
Management Investor pursuant to this Agreement is the number of Shares set forth opposite the name of the Management Investor on Exhibit C hereto at a Purchase
Price of $100 per share (subject to adjustment contemplated by the previous sentence).

          3. The Closing. The closing (the "Closing") of the issuance and sale of Shares referred to in Section 2 shall be on the day (the "Closing Date") that is twenty (20) days after receipt by the Management Investor of a Bonus Payment.
If the Management Investor receives multiple Bonus Payments at different times, there shall be successive Closings, on and subject to the terms hereof until the maximum aggregate purchase price has been paid. Each Closing shall occur at the main offices of the Company unless an alternative location is mutually agreed upon. At a Closing, the following shall occur:

          (a) the Management Investor shall deliver to the Company the Purchase
     Price payable by delivery to the Company of such amount by wire transfer of immediately available funds or delivery of a certified check payable to the
     Company as consideration for the Shares to be issued hereunder; and

          (b) the Company shall duly issue the Shares to be received by the
     Management Investor and shall deliver to the Management Investor stock certificates representing the Shares purchased by the Management Investor.

          4. Stockholders Agreement and Registration Rights Agreement. On the
date of consummation of the Transaction pursuant to the Purchase Agreement, the
Management Investor and the Company shall execute and deliver the Stockholders
Agreement and the related Registration Rights Agreement.

          5. Representations and Warranties of the Company. The Company
represents and warrants to the Management Investor as follows:

          (a) (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this
     Agreement and to perform its obligations hereunder, and (ii) this Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms;

          (b) the Shares to be issued to the Management Investor pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be duly and validly issued and, upon receipt by the Company of the Purchase Price therefor, will be fully paid and nonassessable with no personal liability attached to the ownership thereof and will not be subject to any preemptive rights and restrictions on transfer other than under applicable securities laws, the terms of this Agreement or the
     Stockholders Agreement;

                                                                               4

          (c) the execution, delivery and performance by the Company of this
     Agreement will not (i) conflict with the certificate of incorporation or by-laws of the Company, (ii) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound, (iii) violate any United States federal or state law, rule or regulation applicable to the Company or (iv) require any consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification or report to, any Governmental
     Body;

          (d) immediately after giving effect to the transactions pursuant to the Purchase Agreement, including equity issued in connection therewith on the date of the closing thereunder, the capitalization of the Company shall be substantially as set forth on Exhibit C hereto; and

          (e) the transactions contemplated by this Agreement do not violate any
     "blue sky" or other securities law of any jurisdiction or require the
     Company to file a registration statement with the SEC or apply to qualify any securities under the "blue sky" or other securities law of any jurisdiction.

          6. Representations and Warranties of the Management Investor. The
Management Investor represents and warrants to the Company as follows:

          (a) (i)(x) the Management Investor is over 21 years of age, (y) the address set forth in Section 10(a)(2) hereof is the true and correct address and residence of the Management Investor, and (z) the Management
     Investor has no current intention of becoming a resident of any other state or jurisdiction in the foreseeable future and (ii) this Agreement has been duly authorized, executed and delivered by the Management Investor and is valid, binding and enforceable against the Management Investor in accordance with its terms;

          (b) the execution, delivery and performance by the Management Investor of this Agreement will not (i) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Management Investor is a party or by which the Management Investor is bound, (ii) violate any United
     States federal or state law, rule or regulation applicable to the
     Management Investor or (iii) except as set forth on Schedule 6(b), require any consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification or report to, any Governmental
     Body;

          (c) the Management Investor is acquiring the Shares for investment solely for investment for its own account and not with a view to, or for sale in connection with, the distribution or other disposition thereof;

          (d) the Management Investor has been advised by the Company that:

               (i)  the offer and sale of the Shares have not been registered under the Securities Act;

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               (ii) there is no established market for the Shares and it is not anticipated that there will be any public market for the
                    Shares in the foreseeable future;

               (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any
                    securities of the Company;

               (iv) when and if shares of the Shares may be disposed of without registration under the Securities Act in reliance on Rule
                    144, such disposition can be made only in limited amounts in accordance with the terms and conditions of Rule 144;

               (v)  if the Rule 144 exemption is not available, the offer or sale of the Shares without registration will require
                    compliance with some other exemption under the Securities
                    Act;

               (vi) a restrictive legend in the form heretofore set forth in the
                    Stockholders Agreement shall be placed on the certificates representing the Shares; and

               (vii) a notation shall be made in the appropriate records of the
                    Company indicating that the Shares are subject to
                    restrictions on transfer and, if the Company should at some time in the future engage the services of a securities
                    transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

          (e) (i) the Management Investor's financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for its current needs and personal contingencies, and can afford to suffer a complete loss of its investment in the Shares; (ii) the Management Investor's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the Shares;
     (iii) the Management Investor understands that the Shares are a speculative investment which involves a high degree of risk of loss of its investment therein, there are substantial restrictions on the transferability of the
     Shares, and, on the Closing Date and for an indefinite period following the
     Closing, there will be no public market for the Shares and, accordingly, it may not be possible for the Management Investor to liquidate its investment in case of emergency or otherwise; (iv) the Management Investor understands and has taken cognizance of all the risk factors related to the purchase of the Shares, and, other than as set forth in this Agreement, no representations or warranties have been made to the Management Investor or its representatives concerning the Shares or the Company or their prospects or other matters; (v) the Management Investor has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the
     Company and its subsidiaries, the Transaction, the Purchase Agreement and the terms and conditions of the purchase of the Shares and to obtain all additional information which the Management

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     Investor or its representatives deems necessary; (vi) in making its decision to purchase the Shares hereby subscribed for, the Management
     Investor has relied upon independent investigations made by it and, to the extent believed by it to be appropriate, its representatives, including its own professional, financial, tax and other advisors; and (vii) the
     Management Investor is an "accredited investor" within the meaning of Rule
     501 of Regulation D under the Securities Act.

          (f) The Management Investor is as of the date hereof an employee of the Company and in such capacity has an understanding of the Company and its business. The Management Investor has been given the opportunity to obtain any additional information or documents (and to ask questions and receive answers about such information and documents) about the Company and its business which the Management Investor deems necessary to evaluate the merits and risks related to its investment in the shares of Common Stock.

          7. Covenants of the Company and the Management Investor.

          (a) Further Assurances. Each of the parties shall, and shall cause their respective Affiliates under their control to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          8. Conditions Precedent to Closing. The obligations of the Company and the Management Investor to consummate each Closing are subject to the satisfaction or written waiver by both the Company and the Management Investor on or prior to the Closing Date for such Closing of the following conditions:

          (i)  the Transaction shall have been consummated pursuant to the
               Purchase Agreement; and

          (ii) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Body of competent jurisdiction shall be in effect, having the effect of making the purchase of the Shares by the Management Investor and the other transactions contemplated hereby illegal or otherwise prohibiting consummation thereof; and

          (iii) no voluntary or involuntary proceeding, or filing of any petition seeking liquidation, reorganization or other relief, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall have been made with respect to the Company.

          9. Termination.

          (a) This Agreement shall terminate on September 30, 2005.

          (b) If this Agreement terminates pursuant to Section 9(a), such termination shall be without liability of any party (or any Affiliate, stockholder, general partner, limited

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     partner, member, director, officer, employee, agent, consultant or representative of such party or of its Affiliates) to the other party to this Agreement and this Agreement shall become void and of no further force or effect, except in the case of a material breach of this Agreement prior to any such termination. Notwithstanding the foregoing, the provisions of
     Sections 10(g), (h) and (i) shall survive any termination hereof pursuant to Section 9(a).

          10. Miscellaneous.

          (a) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (c)
     five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

          (1) If to the Company:

          CSA Acquisition Corp.
          c/o The Cypress Group L.L.C.
          65 East 55th Street
          New York, New York 10022
          Attn: David P. Spalding
          Telecopy: (212) 705-0199

          with a copy to:

          GS Capital Partners 2000, L.P.
          85 Broad Street
          New York, New York 10004
          Attn: Gerald Cardinale
          Telecopy: (212) 357-5505

          with a copy to:

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, New York 10017
          Attn: William E. Curbow
          Telecopy: (212) 455-2502

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          and

          Fried, Frank, Harris, Shriver & Jacobson LLP
          One New York Plaza
          New York, New York 10004
          Attn: Steven J. Steinman
          Telecopy: (212) 859-4000

          (2) If to the Management Investor:
          To the address set forth below such
          Management Investor's signature
          hereto

          (b) Amendment and Waiver.

          (i)  No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          (ii) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective against a party to this Agreement only if it is made or given in writing and signed by such party.

          (c) Specific Performance. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

          (d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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          (f) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement together with the Stockholders Agreement and the
     Registration Rights Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

          (g) Expenses. Each of the parties hereto shall bear its own expenses
     (including fees and disbursements of counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance hereof, each of the other documents and instruments executed in connection herewith or contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

          (h) GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT
     SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
     NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN
     SUCH STATE. Any claim arising out of or relating to this Agreement may be instituted in Federal or State court in the State of New York (unless personal or subject matter jurisdiction cannot be obtained therein), and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such courts in any such claim. Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise against any other party in any other jurisdiction.

          (i) No Recourse. Notwithstanding anything else that may be expressed or implied in this Agreement, the Management Investor hereby covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the transactions contemplated hereby shall be had against any current or future director, officer, employee, general or limited partner, member or
     Affiliate (including The Cypress Group L.L.C. and GS Capital Partners 2000,
     L.P.) of the Company or of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the Company or any current or future stockholder of the
     Company or any current or future director, officer, employee, general or limited partner, member or Affiliate (including The Cypress Group L.L.C.
     and GS Capital Partners 2000, L.P.) of any of the foregoing, as such, for

                                                                              10

     any obligation of the Company under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the transactions contemplated hereby or for any claim based on, in respect of or by reason of such obligations of the Company or their creation.

          (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including Permitted Transferees (as defined in the
     Stockholders Agreement) of the Management Investor. Unless otherwise specifically provided for herein, this Agreement is not assignable.

          (k) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

                  [Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                        CSA ACQUISITION CORP.

                                        By: /s/ Allen J. Campbell
                                            ------------------------------------
                                            Name: Allen J. Campbell
                                            Title: Vice President

                                        By: /s/ Larry Beard
                                            ------------------------------------
                                            Name: Larry Beard

                        Management Subscription Agreement

                                                                       Exhibit C

                         POST-TRANSACTION CAPITALIZATION
                            OF CSA ACQUISITION CORP.

                                                         PRO FORMA COMMON
                                                      STOCK OWNERSHIP AS OF        SHARES
STOCKHOLDER                                             DECEMBER 23, 2004     SUBSCRIBED FOR*
-----------                                           ---------------------   ---------------

Cypress Merchant Banking Partners II L.P.                 1,508,152.1964                0

Cypress Merchant B II C.V.                                   64,113.9394                0

55th Street Partners II L.P.                                 14,553.8642                0

Cypress Side-by-Side LLC                                           3,180                0

GS Capital Partners 2000, L.P.                                   899,797                0

GS Capital Partners 2000 Offshore, L.P.                          326,952                0

GS Capital Partners 2000 GmbH & Co. Beteiligungs KG               37,609                0

GS Capital Partners 2000 Employee Fund, L.P.                     285,892                0

Goldman Sachs Direct Investment Fund 2000, L.P.                   39,750                0

James S. McElya                                                   10,000            5,000**

S.A. Johnson                                                       2,000            3,000

Kenneth L. Way                                                         0            2,500

Larry J. Beard                                                         0        3,227.725

Allen J. Campbell                                                      0        3,038.985

Paul C. Gilbert                                                        0         3,009.07

Edward A. Hasler                                                       0         2,709.33

Gary T. Phillips                                                       0         3,029.93

James W. Pifer                                                         0         3,454.03

Michael C. Verwilst                                                    0         2,598.83

Helen T. Yantz                                                         0         1,024.77

*    Shares referred to in this column will be purchased after the date hereof pursuant to Subscription Agreements entered into as of the date hereof.

**   At the option of the Stockholder, the maximum number of shares such
     Stockholder may purchase may be increased to 12,000.